As filed with the Securities and Exchange Commission on May 24, 2007
Registration No. 333-138878

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2 TO THE
FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LJ INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)
British Virgin Islands
(State or other jurisdiction
of incorporation or organization)
Not Applicable
(I.R.S. Employer Identification No.)

Unit #12, 12/F, Block A
Focal Industrial Centre
21 Man Lok Street
Hung Hom, Kowloon, Hong Kong
011-825-2764-3622
(Address and telephone number
of registrant’s principal executive offices)

Andrew N. Bernstein, Esq.
Andrew N. Bernstein, P.C.
5445 DTC Parkway, Suite 520
Greenwood Village, Colorado 80111
(303) 770-7131
(Name, address, and telephone number
of agent for service)

Copies of all communications to:
Andrew N. Bernstein, Esq.
Andrew N. Bernstein, P.C.
5445 DTC Parkway, Suite 520
Greenwood Village, Colorado 80111
Telephone: (303) 770-7131
Facsimile: (303) 770-7332

Approximate date of commencement of proposed sale to the public: From time to time, after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following. ☐
CALCULATION OF REGISTRATION FEE

Proposed
		Maximum	Proposed
	Amount	Offering	Maximum	Amount of
	To Be	Price per	Offering	Registration
Title of Each Class of Securities to be Registered	Registered	Unit	Price(1)	Fee
Common Stock, $0.01 par value per share (2)	—	—	—	—
Warrants (3)	—	—	—	—
Total(4)	$100,000,000 (4)	100%(5)	$100,000,000	$10,700

(1)	These figures are estimates made solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

(2)	In addition to any securities that may be registered hereunder, we are also registering an indeterminate number of shares of common stock as may be issued upon conversion or exchange of the securities issued directly hereunder. No separate consideration will be received for any shares of common stock so issued upon conversion or exchange.

(3)	Represents warrants to purchase common stock.

(4)	The securities registered hereunder may be sold separately, or as units with other securities registered hereby. The proposed maximum offering price per unit will be determined by us in connection with the issuance of the Securities. In no event will the aggregate offering price of all securities issued from time to time pursuant to this Registration Statement exceed $100,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. The aggregate amount of common stock registered hereunder is further limited to that which is permissible under Rule 415(a)(4) under the Securities Act, to the extent applicable.

(5)	We will determine the proposed maximum offering price per unit in connection with the issuance of the Securities.
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS
SUBJECT TO COMPLETION, DATED MAY 24, 2007
$100,000,000
LJ INTERNATIONAL INC.
By this prospectus, we may offer, from time to time —
•	Common stock

•	Warrants
See “Risk Factors” beginning on page 3 for information you should consider before buying our securities.
     Our common stock is listed on the Nasdaq Global Market under the symbol “JADE.” On May 21, 2007, the last reported sale price of our common stock on the Nasdaq Global Market was $11.48 per share.
     We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you purchase any of our securities.
     This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
     We may offer the securities in amounts, at prices and on terms determined at the time of offering. We may sell the securities directly to you, through agents we select, or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement.
This prospectus is dated                     , 2007

     No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement in connection with the offering described in this prospectus and any accompanying prospectus supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. Neither the delivery of this prospectus or any prospectus supplement nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference in this prospectus or in any prospectus supplement is correct as of any date subsequent to the date of this prospectus supplement or of any prospectus supplement.

-ii-

SUMMARY
     This prospectus is part of a registration statement that we filed with the Commission, using a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, including the risk factors, together with the additional information described under the heading “Where You Can Find More Information.”
LJ International Inc.
     LJ International Inc. (“we”, the “Company” or “LJ”) is a totally vertically integrated company that designs, brands, markets and distributes a complete range of fine jewelry. While we specialize in the colored jewelry segment, we also offer high-end pieces set in yellow gold, white gold, platinum or sterling silver and adorned with colored stones, diamonds, pearls and precious stones. We distribute mainly to fine jewelers, department stores, national jewelry chains and electronic and specialty retailers throughout North America and Western Europe. Our product lines incorporate all major categories sought by major retailers, including earrings, necklaces, pendants, rings and bracelets.
     We believe that our vertically integrated structure provides significant advantages over our competitors. All profits from value added processes are captured internally, rather than shared with third party manufacturers. This results in very competitive pricing for the retailer and enhanced profits for us. Innovative processes in stone cutting and production further enhance our competitive position.
     We employ an international design team and all of our designs and merchandising strategies are proprietary. The exclusive and innovative concepts that we create offer brand potential. Our primary marketing focus has been in North America where we have sold directly to certain high volume customers that need specialized product development services, and through a marketing relationship with International Jewelry Connection for those customers that need higher levels of service and training.
     We are located at Unit #12, 12/F, Block A, Focal Industrial Centre, 21 Man Lok Street, Hung Hom, Kowloon, Hong Kong, telephone: 011-852-2764-3622.

The Securities We May Offer
     We may offer up to $100,000,000 of common stock and warrants in one or more offerings and in any combination. A prospectus supplement, which we will provide each time we offer securities, will describe the specific amounts, prices and terms of these securities.
     We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.
Common Stock
     We may offer shares of our common stock, par value $0.01 per share, either alone or underlying other registered securities convertible into our common stock. Holders of our common stock are entitled to receive dividends declared by our board of directors out of funds legally available for the payment of dividends. Currently, we do not pay a dividend. Each holder of common stock is entitled to one vote per share. The holders of common stock have no preemptive rights.
Warrants
     We may issue warrants for the purchase of common stock. We may issue warrants independently or together with other securities.
FORWARD-LOOKING STATEMENTS
     This prospectus and the documents incorporated into this prospectus by reference contain certain forward-looking statements (as such term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) and information relating to LJ that are based on the beliefs of the management of LJ as well as assumptions made by and information currently available to the management of LJ. Statements that are not based on historical facts, which can be identified by the use of such words as “likely,” “will,” “suggests,” “target,” “may,” “would,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict,” and similar expressions and their variants, are forward-looking. Such statements reflect the judgment of LJ as of the date of this prospectus and they involve many risks and uncertainties, such as those described below. These factors could cause actual results to differ materially from those predicted in any forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of these forward-looking statements. We undertake no obligation to update forward looking statements.

RISK FACTORS
     Investors should carefully consider the risks described below before making an investment decision. The risks described below are not the only ones facing our company. Additional risks not presently known to us or that we currently believe are immaterial may also impair our business operations. Our business could be harmed by any of these risks. The trading price of our common stock could decline due to any of these risks and investors may lose all or part of their investment. In assessing these risks, investors should also refer to the other information contained or incorporated by reference herein.
We depend upon three customers who each account for at least 10% of our sales. We cannot be certain that these sales will continue; if they do not, our revenues will likely decline.
     Although we sell to a large number of customers in a variety of markets, three of our customers each account for at least 10% of our sales. For the fiscal years ended December 31, 2004 and 2005, these customers accounted for approximately 9%, 7% and 11% of our 2004 sales and 14%, 11% and 10% of our 2005 sales. Although we have maintained good and longstanding relationships with these customers, we do not have any long-term contracts with them, each of whom orders only on a “purchase order” basis. The loss of any of these customers or a significant reduction in their orders would have a materially adverse effect on our revenues.
We are controlled by one of our existing shareholders, whose interests may differ from those of other shareholders.
     Our largest shareholder beneficially owns or controls approximately 22.5% of our outstanding shares as of December 31, 2005. Accordingly, he has controlling influence in determining the outcome of any corporate transaction or other matters submitted to our shareholders for approval, including mergers, consolidations and the sale of all or substantially all of our assets, election of directors, and other significant corporate actions. He also has the power to prevent or cause a change in control. In addition, without the consent of this shareholder, we could be prevented from entering into transactions that could be beneficial to us. The interests of this shareholder may differ from the interests of our other shareholders.
We face significant competition from larger competitors.
     The making and distribution of jewelry is a highly competitive industry characterized by the diversity and sophistication of the product. We compete with major domestic and international companies with substantially greater financial, technical and marketing resources and personnel than us. There can be no assurance other jewelry makers will not similarly develop low-cost, high-volume production capability or an even better process, providing greater competition for us and materially affecting our business prospects.

There are numerous factors relating to the operations of our business that could adversely affect our success and results.
     As a maker and merchandiser of low-cost, high-quality gem-set jewelry, our existing and future operations are and will be influenced by several factors, including:
•	technological developments in the mass production of jewelry;

•	our ability to meet the design and production requirements of our customers efficiently;

•	the market acceptance of our and our customers’ jewelry;

•	increases in expenses associated with continued sales growth;

•	our ability to control costs;

•	our management’s ability to evaluate the public’s taste and new orders to target satisfactory profit margins;

•	our capacity to develop and manage the introduction of new designed products; and

•	our ability to compete.
     Quality control is also essential to our operations since customers demand compliance with design and product specifications and consistency of production. We cannot assure that revenue growth will occur on a quarterly or annual basis.
Our production facilities are located in China. Our results of operations and financial condition may, therefore, be influenced by the economic, political, legal and social conditions in China.
     Since 1978, the Chinese government has been reforming, and is expected to continue to reform, China’s economic and political systems. Such reforms have resulted in significant social progress. Other political, economic and social factors could also lead to further readjustment of the reform measures. This refinement and readjustment process may not always have a positive effect on our operations in China. At times, we may also be adversely affected by changes in policies of the Chinese government such as changes in laws and regulations or their interpretation, the introduction of additional measures to control inflation, changes in the rate or method of taxation and imposition of additional restrictions on currency conversion and remittances abroad.
Our products are currently made at our production facility located in Shenzhen, China. However, our insurance may not adequately cover any losses due to fire, casualty or theft.
     We have obtained fire, casualty and theft insurance aggregating approximately $37 million, covering several of our stock in trade, goods and merchandise, furniture and equipment and production facility in China. The proceeds of such insurance may not be sufficient to cover material damage to, or the loss of, our production facility due to fire, severe weather, flood or other cause, and such damage or loss would have a material adverse effect on our financial condition, business and prospects. Consistent with the customary practice among enterprises in

China and due to the cost in relation to the benefit, we do not carry any business interruption insurance in China.
Sales of our jewelry to retailers are generally stronger during the quarter ending December 31 of each year due to the importance of the holiday selling season.
     The approximately 31% of our sales during the fiscal year ended December 31, 2005 to our TV shopping channel customers was not seasonal in nature. It has been our management’s experience that the remaining 69% of our total sales is seasonally sensitive and is greater during the quarter ending December 31 of each year.
Our holding company structure creates restrictions on the payment of dividends.
     We have no direct business operations, other than the ownership of our subsidiaries. While we have no current intention of paying dividends, should we, as a holding company, decide in the future to do so, our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries and other holdings and investments. In addition, our operating subsidiaries are subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants and minimum net worth requirements in loan agreements, restrictions on the conversion of local currency into US dollars or other hard currency and other regulatory restrictions.
It may be difficult to serve us with legal process or enforce judgments against us or our management.
     We are a British Virgin Islands holding company, and substantially all of our assets are located in China and Hong Kong. In addition, all but one of our directors and officers are non-residents of the United States, and all or substantial portions of the assets of such non-residents are located outside the United States. As a result, it may not be possible to effect service of process within the United States upon such persons. Moreover, there is doubt as to whether the courts of the British Virgin Islands, China or Hong Kong would enforce:
•	judgments of United States courts against us, our directors or our officers based on the civil liability provisions of the securities laws of the United States or any state; or

•	in original actions brought in the British Virgin Islands, China or Hong Kong, liabilities against us or non-residents based upon the securities laws of the United States or any state.
Some information about us may be unavailable due to exemptions under the Exchange Act for a foreign private issuer.
     We are a foreign private issuer within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions applicable to United States public companies, including:

•	the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission of quarterly reports on Form 10-Q or current reports on Form 8-K;

•	the provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations applicable to a security registered under the Exchange Act; and

•	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.
Because of these exemptions, investors are not provided with the same information which is generally available about public companies organized in the United States.
Since we are a British Virgin Islands company, the rights of our shareholders may be more limited than those of shareholders of a company organized in the United States.
     Under the laws of most jurisdictions in the United States, majority and controlling shareholders generally have certain fiduciary responsibilities to the minority shareholders. Shareholder action must be taken in good faith, and actions by controlling shareholders which are obviously unreasonable may be declared null and void. British Virgin Islands law protecting the interests of minority shareholders may not be as protective in all circumstances as the law protecting minority shareholders in US jurisdictions. In addition, the circumstances in which a shareholder of a BVI company may sue the company derivatively, and the procedures and defenses that may be available to the company, may result in the rights of shareholders of a BVI company being more limited than those of shareholders of a company organized in the US.
     Furthermore, our directors have the power to take certain actions without shareholder approval which would require shareholder approval under the laws of most US jurisdictions. The directors of a BVI corporation, subject in certain cases to court approval but without shareholder approval, may implement a reorganization, merger or consolidation, the sale of any assets, property, part of the business, or securities of the corporation. Our ability to amend our Memorandum of Association and Articles of Association without shareholder approval could have the effect of delaying, deterring or preventing a change in our control without any further action by the shareholders, including a tender offer to purchase our common stock at a premium over then current market prices.

CAPITALIZATION AND INDEBTEDNESS
     The following table sets forth our capitalization as of November 30, 2006 on an actual basis. All data in the following table is unaudited and in thousands.

Cash and cash equivalents	4,803

Long term indebtedness
Capital lease obligations, non-current portion	289
of which secured	289
Notes payable, non-current portion	1,442
of which secured	1,442
Total long term indebtedness	1,731
of which secured	1,731

Short term indebtedness
Short term borrowings	43,063
of which secured and/or guaranteed	43,063
Capital lease obligations, current portion	75
of which secured and/or guaranteed	75
Total short term indebtedness	43,138
of which secured and/or guaranteed	43,138

Total Indebtedness	44,869
of which secured and/or guaranteed	44,869

Shareholders’ Equity:

Common stock, $.01 par value per share:
100,000,000 shares authorized, 18,967,371 shares issued and outstanding as of November 30, 2006	190

Additional paid-in capital	40,417
Retained earnings	16,636
Exchange translation reserve	(156)
Unearned compensation	(19)

Total shareholders’ equity	57,068

USE OF PROCEEDS
     Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of securities offered by this prospectus will be used for general corporate purposes and/or working capital requirements. We may also use a portion of the net proceeds to fund possible investments in and acquisitions of complementary businesses, partnerships, minority investments, products or technologies. Currently, there are no commitments or agreements regarding such acquisitions or investments that are material. Pending their ultimate use, we may invest the net proceeds in money market funds, commercial paper and governmental and non-governmental debt securities.

DESCRIPTION OF CAPITAL STOCK
     Our authorized capital stock consists of 100,000,000 shares of common stock, $0.01 par value. The following is a summary of the material provisions of the common stock contained in our Memorandum of Association and Articles of Association. For greater detail about our capital stock, please refer to our Memorandum of Association and Articles of Association.
Common stock
     As of May 21, 2007, there were 21,264,339 shares of common stock issued and outstanding.
     The holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. The holders of common stock are entitled to receive ratably dividends, if any, as may be declared from time to time by the board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable, and the shares of common stock to be issued upon the closing of this offering, if any, will be fully paid and nonassessable.
British Virgin Islands law and certain provisions of our Memorandum of Association and Articles of Association
     Corporate Powers. We have been registered in the British Virgin Islands since January 30, 1997, under British Virgin Islands International Business Companies number 216796. Clause 4 of our Memorandum of Association states that the objects for which we are established are to engage in any businesses which are not prohibited by law in force in the British Virgin Islands.
     Directors. A director who is materially interested in any transaction with us shall declare the material facts of and nature of his interest at the meeting of the Board of Directors. A director may vote or be counted as the quorum on any resolution of the Board in respect of any transaction in which he is materially interested. With the prior or subsequent approval by a resolution of directors, the directors may fix the emoluments of directors with respect to services to be rendered in any capacity to us. The directors may, by a resolution of directors, exercise all the powers of the Company to borrow money. There is no age limit requirement for retirement or non-retirement of directors. A director shall not require a share qualification.
     Share Rights, Preferences and Restrictions. Our authorized share capital is US$1 million divided into 100 million shares of par value US$0.01 per share. All dividends unclaimed for three years after having been declared may be forfeited by resolution of the directors for our benefit. All shares vote as one class and each whole share has one vote. Directors stand for reelection on an annual basis. Cumulative voting for directors is not authorized. We may redeem any of our own shares for such fair value as we by a resolution of directors determine. All shares have the same rights with regard to dividends and distributions upon our liquidation.
     Changing Share Rights. The rights of each class and series of shares that we are authorized to issue shall be fixed by the resolution of directors. If the authorized capital is divided into different classes, the rights attached to any class may be varied with the consent in writing of the holders of not less than three-fourths of the issued shares of that class and of the holders of not less than three-fourths of the issued shares of any other class which may be affected by such variation.
     Shareholder Meetings. The directors may convene meetings of our members at such times and in such manner and places as the directors consider necessary or desirable. The directors shall convene such a meeting upon the written request of members holding 10 percent or more of our outstanding voting shares. At least seven days’ notice of the meeting shall be given to the members whose names appear on the share register.
     Restrictions on Rights to Own Securities. There are no limitations on the rights to own our securities.
     Change in Control Provisions. There are no provisions of our Memorandum of Association and Articles of Association that would have an effect of delaying, deferring or preventing a change in our control and that would have operate only with respect to a merger, acquisition or corporate restructuring involving us.
     Disclosure of Share Ownership. There are no bylaw provisions governing the ownership threshold above which shareholder ownership must be disclosed.
     Applicable Law. Under the laws of most jurisdictions in the US, majority and controlling shareholders generally have certain fiduciary responsibilities to the minority shareholders. Shareholder action must be taken in good faith and actions by controlling shareholders which are obviously unreasonable may be declared null and void. BVI law protecting the interests of minority shareholders may not be as protective in all circumstances as the law protecting minority shareholders in US jurisdictions.
     While BVI law does permit a shareholder of a BVI company to sue its directors derivatively, that is, in the name of, and for the benefit of, our company and to sue a company and its directors for his benefit and for the benefit of others similarly situated, the circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect of any such action, may result in the rights of shareholders of a BVI company being more limited than those of shareholders of a company organized in the US.
     Our directors have the power to take certain actions without shareholder approval, including an amendment of our Memorandum of Association or Articles of Association or an increase or reduction in our authorized capital, which would require shareholder approval under the laws of most US jurisdictions. In addition, the directors of a BVI corporation, subject in certain cases to court approval but without shareholder approval, may, among other things, implement a reorganization, certain mergers or consolidations, the sale, transfer, exchange or disposition of any assets, property, part of the business, or securities of the corporation, or any combination, if they determine it is in the best interests of the corporation, its creditors, or its shareholders. Our ability to amend our Memorandum of Association and Articles of Association without shareholder approval could have the effect of delaying, deterring or preventing a change in our control without any further action by the shareholders, including a tender offer to purchase our common stock at a premium over then current market prices.
     The International Business Companies Act of the British Virgin Islands permits the creation in our Memorandum and Articles of Association of staggered terms of directors, cumulative voting, shareholder approval of corporate matters by written consent, and the issuance of preferred shares. Currently, our Memorandum and Articles of Association only provide for shareholder approval of corporate matters by written consent, but not for staggered terms of directors, cumulative voting or the issuance of preferred shares.
     As in most US jurisdictions, the board of directors of a BVI corporation is charged with the management of the affairs of the corporation. In most US jurisdictions, directors owe a fiduciary duty to the corporation and its shareholders, including a duty of care, under which directors must properly apprise themselves of all reasonably available information, and a duty of loyalty, under which they must protect the interests of the corporation and refrain from conduct that injures the corporation or its shareholders or that deprives the corporation or its shareholders of any profit or advantage. Many US jurisdictions have enacted various statutory provisions which permit the monetary liability of directors to be eliminated or limited.
     Under BVI law, liability of a corporate director to the corporation is primarily limited to cases of willful malfeasance in the performance of his duties or to cases where the director has not acted honestly and in good faith and with a view to the best interests of the corporation. However, under our Articles of Association, we are authorized to indemnify any director or officer who is made or threatened to be made a party to a legal or administrative proceeding by virtue of being one of our directors or officers, provided such person acted honestly and in good faith and with a view to our best interests and, in the case of a criminal proceeding, such person had no reasonable cause to believe that his conduct was unlawful. Our Articles of Association also enable us to indemnify any director or officer who was successful in such a proceeding against expense and judgments, fines and amounts paid in settlement and reasonably incurred in connection with the proceeding.
     The above description of certain differences between BVI and US corporate laws is only a summary and does not purport to be complete or to address every applicable aspect of such laws. However, we believe that all material differences are disclosed above.
     Changes in Capital. Requirements to effect changes in capital are not more stringent than is required by law.

Transfer agent
     The transfer agent for our common stock is Computershare Trust Company. Its address is 350 Indiana Street, Suite 800, Golden, Colorado 80401, and its telephone number is (303) 262-0600.
Listing
     Our common stock is quoted on the Nasdaq Global Market under the trading symbol “JADE.”
DESCRIPTION OF THE WARRANTS
General
     We may issue warrants for the purchase of our common stock. Warrants may be issued independently or together with our common stock and may be attached to or separate from any offered securities. Each series of warrants may be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent would act solely as our agent in connection with the warrants. The warrant agent would not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement, if any, for that particular series.
Common stock purchase warrants
     The prospectus supplement relating to a particular series of warrants to purchase our common stock will describe the terms of the warrants, including the following:
•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the common stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of common stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

•	the dates on which the right to exercise the warrants shall commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material US federal income tax considerations;

•	the antidilution provisions of the warrants, if any;

•	the redemption or call provisions, if any, applicable to the warrants;

•	any provisions with respect to holder’s right to exercise the warrants on a “cashless exercise” basis;

•	any provisions with respect to holder’s right to require us to repurchase the warrants upon a change in control; and

•	any additional material terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.
     Holders of equity warrants will not be entitled to:
•	vote, consent or receive dividends;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights as stockholders of LJ International Inc.
PLAN OF DISTRIBUTION
     We may sell the securities from time to time in one or more transactions:
•	through one or more underwriters or dealers;

•	directly to purchasers;

•	through agents; and

•	through a combination of any of these methods of sale.
     We may distribute the securities from time to time in one or more transactions:
•	at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; and

•	at negotiated prices.
     We will describe the method of distribution of each series of securities in the applicable prospectus supplement.
     We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the underwriters’ obligations in the related supplement to this prospectus.
     Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers as their agents in connection with the sale of the securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by underwriters, dealers or agents may be treated as underwriting discounts and commissions. Each prospectus supplement will identify any underwriter, dealer or agent, and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
     Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.
     We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.
     In connection with the offering of certain offered securities, certain persons participating in such offering may engage in transactions that stabilize, maintain or otherwise affect the market prices of such offered securities of our other securities, including stabilizing transactions, syndicate covering transactions and the imposition of penalty bids. Specifically, such persons may overallot in connection with the offering and may bid for and purchase the offered securities in the open market.
     Underwriters or agents and their associates may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
     To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.
LEGAL MATTERS
     The validity of the securities offered by this prospectus will be passed upon by Harney Westwood & Riegels, Craigmuir Chambers, PO Box 71, Road Town, Tortola, British Virgin Islands.
EXPERTS
     Our audited consolidated financial statements appearing in our amended Annual Report on Form 20-F/A for the fiscal years ended December 31, 2005 and 2004 and for each of the years in the three-year period ended December 31, 2005, have been incorporated by reference in this prospectus in reliance upon the report of Moores Rowland Mazars, Hong Kong, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The audited financial statements of Goldleaves International Limited appearing in our amended Annual Report on Form 20-F/A for the fiscal year ended December 31, 2005, including the consolidated balance sheet of Goldleaves International Limited and its subsidiaries as of December 31, 2004 and 2003 and the related consolidated income statements, shareholders’ equity and cash flows for the years ended December 31, 2004 and 2003, have been incorporated by reference in this prospectus in reliance upon the report of Jason Lam & Co., Certified Public Accountants, Hong Kong, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
     We file annual reports on Form 20-F and current reports on Form 6-K and other information with the Securities and Exchange Commission, or the Commission, in accordance with the Securities Exchange Act of 1934, or the Exchange Act. You may read and copy our reports and other information filed by us at the public reference room of the Commission at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information about the public reference rooms. Our reports and other information filed with the Commission are available to the public over the Internet at the Commission’s website at www.sec.gov. Our Internet address is www.ljintl.com.
     We are subject to the informational requirements of the Exchange Act as they apply to a foreign private issuer and are required to file reports and other information with the Commission. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements and annual reports to shareholders, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions set forth in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the Commission as frequently or as promptly as United States companies whose securities are registered under the Exchange Act, and we are exempt from the provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information.
     We have filed a registration statement on Form F-3 with the SEC that covers the common stock and warrants offered by this prospectus. This prospectus is a part of the registration statement, but the prospectus does not include all of the information included in the registration statement. You should refer to the registration statement for additional information about us and the securities being offered in this prospectus. Statements that we make in this prospectus relating to any documents filed as an exhibit to the registration statement or any document incorporated by reference into the registration statement may not be complete and you should review the referenced document itself for a complete understanding of its terms.
     The Commission allows us to “incorporate by reference” certain information we file with them, which means that we can disclose important information by referring you to those documents. The documents that have been incorporated by reference are an important part of the prospectus, and you should be sure to review that information in order to understand the nature of any investment by you in our company. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until our offering is complete:
•	Our Annual Report on Form 20-F for the fiscal year ended December 31, 2005, SEC File No. 0-29620, filed March 28, 2006.

•	Our Report on Form 6-K filed May 8, 2006.

•	Our Report on Form 6-K filed May 15, 2006.

•	Our Report on Form 6-K filed May 15, 2006.

•	Our Report on Form 6-K filed June 20, 2006.

•	Our Report on Form 6-K filed June 23, 2006.

•	Our Proxy Statement filed June 26, 2006.

•	Our Report on Form 6-K filed June 30, 2006.

•	Our Report on Form 6-K filed July 12, 2006.

•	Our Report on Form 6-K filed July 18, 2006.

•	Our Report on Form 6-K filed August 11, 2006.

•	Our Report on Form 6-K filed August 11, 2006.

•	Our Report on Form 6-K filed August 17, 2006.

•	Our Report on Form 6-K filed August 17, 2006.

•	Our Report on Form 6-K filed August 17, 2006.

•	Our Report on Form 6-K filed August 17, 2006.

•	Our Report on Form 6-K filed August 17, 2006.

•	Our Report on Form 6-K filed September 7, 2006.

•	Our Report on Form 6-K filed September 7, 2006.

•	Our Report on Form 6-K filed September 27, 2006.

•	Our Report on Form 6-K filed November 3, 2006.

•	Our Report on Form 6-K filed November 14, 2006.

•	Our Report on Form 6-K filed November 14, 2006.

•	Our Report on Form 6-K filed November 21, 2006.

•	Our Report on Form 6-K filed January 12, 2007.

•	Our Report on Form 6-K filed January 12, 2007.

•	Our Amended Annual Report on Form 20-F/A for the fiscal year ended December 31, 2005 filed on February 6, 2007.

•	Our Amended Report on Form 6-K/A filed February 6, 2007.

•	Our Report on Form 6-K filed February 16, 2007.

•	Our Report on Form 6-K filed February 16, 2007.

•	Our Report on Form 6-K filed February 16, 2007.

•	Our Report on Form 6-K filed February 16, 2007.

•	The description of our common stock contained in our Registration Statement on Form 8-A filed on February 20, 1998 pursuant to Section 12(g) of the Exchange Act, and any further amendment or report filed hereafter for the purpose of updating such description.

You may request a copy of these filings, at no cost, by telephoning us at 011-852-2764-3622 or by writing us at the following address:
LJ International Inc.
Unit #12, 12/F, Block A
Focal Industrial Centre
21 Man Lok Street
Hung Hom, Kowloon, Hong Kong
Attention: Corporate Secretary
Telephone: 011-852-2764-3622
Facsimile: 011-852-2764-3783
EXPENSES OF THE ISSUE
     The following table sets forth the aggregate expenses to be paid by us in connection with this offering. All amounts shown are estimates, except for the SEC registration fee.

SEC Registration Fee	$10,700
Legal fees and expenses	$100,000
Accounting fees and expenses	$10,000
Filing and printing expenses	$10,000
Miscellaneous	$19,300

Total	$150,000

PART II
Information Not Required in the Prospectus
Item 8. Indemnification of Directors and Officers
     As in most United States jurisdictions, the board of directors of a British Virgin Islands company is charged with the management and affairs of the company, and subject to any limitations to the contrary in the Memorandum of Association of the Company, the Board of Directors is entrusted with the power to manage the business and affairs of the Company. In most United States jurisdictions, directors owe a fiduciary duty to the company and its shareholders, including a duty of care, pursuant to which directors must properly apprise themselves of all reasonably available information, and a duty of loyalty, pursuant to which they must protect the interests of the company and refrain from conduct that injures the company or its shareholders or that deprives the company or its shareholders of any profit or advantage. Many United States jurisdictions have enacted various statutory provisions which permit the monetary liability of directors to be eliminated or limited.
     Under British Virgin Islands law, liability of a director to the company is basically limited to cases of willful malfeasance in the performance of his duties or to cases where the director has not acted honestly and in good faith and with a view to the best interests of the company. However, under its Memorandum of Association, the Company is authorized to indemnify any person who is made or threatened to be made a party to a legal or administrative proceeding by virtue of being a director, officer or liquidator of the Company, provided such person acted honestly and in good faith and with a view to the best interests of the Company and, in the case of a criminal proceeding, such person had no reasonable cause to believe that his conduct was unlawful. The Company’s Memorandum of Association also permits the Company to indemnify any director, officer or liquidator of the Company who was successful in any proceeding against expenses and judgments, fines and amounts paid in settlement and reasonably incurred in connection with the proceeding, where such person met the standard of conduct described in the preceding sentence.
     The Company has provisions in its Memorandum of Association that insure or indemnify, to the full extent allowed by the laws of the Territory of the British Virgin Islands, directors, officers, employees, agents or persons serving in similar capacities in other enterprises at the request of the Company.
     The Company has obtained a directors’ and officers’ liability insurance policy.

Item 9. Exhibits
     The following exhibits are filed herewith or incorporated by reference herein:

Exhibit
Number	Exhibit Title
1.1	Form of Underwriting Agreement*

3.1	Memorandum of Association **

3.2	Articles of Association **

4.1	Form of Warrant Agreement*

4.2	Form of Warrant Certificate*

5.1	Opinion of Harney Westwood & Riegels ***

23.1	Consent of Moores Rowland Mazars, independent registered public accounting firm

23.2	Consent of Harney Westwood & Riegels (included in Exhibit 5.1) ***

23.3	Consent of Jason Lam & Co., Certified Public Accountants, Hong Kong

*	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended and incorporated herein by reference.

**	Incorporated by reference to the Exhibits to our Registration Statement on Form F-1 and pre-effective and post-effective amendments thereto, SEC File No. 333-7912, declared effective on April 15, 1998.

***	Previously Filed.

Item 10. Undertakings
(a) Rule 415 Offerings.
     The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) As a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Section 210.3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.
     (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
          (i) If the registrant is relying on Rule 430B:
                    (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
                    (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
          (ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
     (6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
          The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
          (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
          (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) Filings Incorporating Subsequent Exchange Act documents by reference.
     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Request for acceleration of effective date.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong on May 24, 2007.

LJ INTERNATIONAL INC.
By:	/s/ YU CHUAN YIH
Yu Chuan Yih
Chairman and President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ YU CHUAN YIH	President, Chief Executive Officer	5/24/07

Yu Chuan Yih	and Chairman of the Board of Directors (Principal Executive Officer)

/s/ KA MAN AU	Executive Vice President and	5/24/07

Ka Man Au	Director

/s/ HON TAK RINGO NG	Chief Financial Officer and Director	5/24/07

Hon Tak Ringo Ng	(Principal Financial and Accounting Officer)

/s/ PO YEE ELSA YUE	Director	5/24/07

Po Yee Elsa Yue

/s/ WING KWAN TED LAI	Director	5/24/07

Wing Kwan Ted Lai

/s/ KELVIN WONG	Director	5/24/07

Kelvin Wong

/s/ ANDREW N. BERNSTEIN	Director and Authorized	5/24/07

Andrew N. Bernstein	Representative in the United States

EXHIBIT INDEX

Exhibit
Number	Exhibit Title
1.1	Form of Underwriting Agreement*

3.1	Memorandum of Association **

3.2	Articles of Association **

4.1	Form of Warrant Agreement*

4.2	Form of Warrant Certificate*

5.1	Opinion of Harney Westwood & Riegels ***

23.1	Consent of Moores Rowland Mazars, independent registered public accounting firm

23.2	Consent of Harney Westwood & Riegels (included in Exhibit 5.1) ***

23.3	Consent of Jason Lam & Co., Certified Public Accountants, Hong Kong

*	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended and incorporated herein by reference.

**	Incorporated by reference to the Exhibits to our Registration Statement on Form F-1 and pre-effective and post effective amendments thereto, SEC File No. 333-7912, declared effective on April 15, 1998.

***	Previously Filed